UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:  April 25, 2006

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved the 2006 compensation plan for the company’s three executive officers: the Chief Executive Officer, Chief Financial Officer, and General Counsel and Secretary. The compensation plan is comprised of base compensation, incentive compensation and option grants. In approving the 2006 compensation plan, the Committee considered, among other things, compensation for comparable publicly traded companies in the insurance and other financial services sectors.

As recommended by the Committee and approved by the Board of Directors, the 2006 base compensation for each of the executive officers is as follows: the Chief Executive Officer’s base compensation is unchanged at $250,000 per year; the Chief Financial Officer’s base compensation is increased to $230,000 per year; and the General Counsel and Secretary’s base compensation is increased to $200,000 per year. The incentive compensation component applies to key managers of InsWeb Corporation above a certain salary grade, including the Chief Financial Officer and the General Counsel and Secretary, but does not include the Chief Executive Officer. If profitability is achieved in the fourth quarter of 2006, subject to certain adjustments, the Chief Financial Officer and the General Counsel and Secretary each would receive a one-time incentive bonus of $30,000.

To align the compensation of the executive officers with increased shareholder value, the 2006 compensation plan also provides an option grant of 20,000 to both the Chief Financial Officer and the General Counsel and Secretary. In addition, the 2006 compensation plan provides a performance option grant of 50,000 options to the Chief Executive Officer, and 10,000 options to both the Chief Financial Officer and the General Counsel and Secretary; however,  these performance options vest only upon achievement of certain specified financial objectives.

Additionally, on April 20, 2006, the Committee approved and the Board of Directors ratified a change in the compensation for non-employee members of the Board of Directors. Non-employee directors Mr. Corroon, Mr. Orr and Mr. Puccinelli will receive an annual retainer of $20,000, payable on a semi-annual basis, and each will receive an option grant of 20,000 options, which vest over one-year. Non-employee director Mr. Chookaszian will receive an annual retainer of $10,000, payable on an annual basis, and an option grant of 30,000 options, which vests over one-year. The chairman of the Audit Committee, Mr. Orr, will receive an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 2006 through December 2006.

As previously approved by stockholders in May 2003, all directors receive an annual grant of options to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	INSWEB CORPORATION
(Registrant)

/s/ William D. Griffin
William D. Griffin
Chief Financial Officer
(Principal Accounting Officer)